Exhibit 32
                                                                      ----------

                               SEA CONTAINERS LTD.

                           Section 1350 Certification
                           --------------------------

The undersigned hereby certify that this report of Sea Containers Ltd. for the periods presented, as amended by this Amendment No. 1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report as so amended fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the report.



         /s/ J.B. Sherwood                          /s/ I.C. Durant
    -------------------------          -----------------------------------------
        James B. Sherwood                            Ian C. Durant
            President                  Senior Vice President - Finance and Chief
    (Chief Executive Officer)                      Financial Officer


Dated: May 19, 2005



[A signed original of this written certification has been provided to Sea Containers Ltd. and will be retained by Sea Containers Ltd. and furnished to the U.S. Securities and Exchange Commission or its staff upon request.]